As filed with the Securities and Exchange Commission on May 23, 2003.

                                                      Registration No. 811-5824



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                AMENDMENT NO. 17


                         DOMINI SOCIAL INDEX PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

               536 Broadway, 7th Floor, New York, New York 10012
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 212-217-1100


                                 Amy L. Domini
                         Domini Social Investments LLC
                            536 Broadway, 7th Floor
                            New York, New York 10012
                    (Name and Address of Agent for Service)



                                    Copy To:
                             Roger P. Joseph, Esq.
                             Bingham McCutchen LLP
                               150 Federal Street
                          Boston, Massachusetts 02110

                                EXPLANATORY NOTE


     Domini Social Index Portfolio has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

                                     PART A


     Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4.  Investment Objective, Principal Investment Strategies, and Related
         Risks.
-------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

     The Domini Social Index Portfolio (the "Portfolio") seeks to provide its investors with long-term total return that matches the performance of the Domini 400 Social IndexSM (the "Index"), an index made up of the stocks of 400 companies selected using social and environmental criteria. The Index is composed primarily of large-capitalization U.S. companies.

     There can be no guarantee that the Portfolio will be able to achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the Portfolio's investors, but investors will be given notice at least 30 days before any change is implemented.

INVESTMENT STRATEGIES

                         PRIMARY INVESTMENT STRATEGIES

     The Portfolio seeks to match the composition of the Index as closely as possible. The Portfolio typically invests in all 400 stocks included in the Index, in approximately the same proportion as they are found in the Index. This is known as a full replication strategy.


     The Portfolio has a policy to invest, under normal circumstances, at least 80% of its assets in securities of companies included in the Index and related investments with similar economic characteristics. The Portfolio will provide its investors with at least 60 days' prior notice of any change in this policy.


     Although an investor cannot invest directly in an index, an index mutual fund provides an investor the opportunity to invest in a portfolio that tracks an index.

OVERVIEW OF THE SOCIAL SCREENS USED BY THE INDEX:

o The Index avoids companies that manufacture tobacco products or alcoholic beverages, companies that derive any revenues from gambling enterprises, firearms manufacturers and major military contractors, and companies that have an ownership share in, or operate, nuclear power plants.

o The Index seeks to hold the stocks of good corporate citizens, demonstrated by positive relations with their communities and their employees, by their environmental record, and by the quality and safety of their products.

                             ABOUT INDEX INVESTING

DESCRIPTION OF AN INDEX:

     An index is an unmanaged group of stocks selected to measure the behavior of the market, or some portion of it. The Standard & Poor's 500 Index (the "S&P 500"), for example, is an index of 500 companies selected to track the performance of the broad market of large-cap U.S. companies. Investors use indexes as benchmarks to measure how their investments are performing in comparison to the market as a whole.

     The Domini 400 Social IndexSM attempts to track the performance of a broad representation of primarily large-cap U.S. companies that pass comprehensive social and environmental screens. The Index was created to serve as a benchmark for socially and environmentally conscious investors.

THE DIFFERENCE BETWEEN THE PORTFOLIO AND AN ACTIVELY MANAGED FUND:

     The Portfolio uses a passive investment strategy. This means that the Portfolio purchases, holds, and sells stocks based on the composition of the Index, rather than on a manager's judgment as to the direction of the market or the merits of any particular stock.

     Unlike index funds, actively managed equity funds are generally managed to achieve the highest possible return within certain parameters. Actively managed equity funds are managed by stock pickers who buy and sell stocks based on their opinion of the financial outlook of the stock market as a whole and certain issuers in particular. Because index funds use a passive strategy, changes in management generally have less impact on fund performance.

     Index funds provide investors with an opportunity to invest in a portfolio that is specially designed to match the performance of a particular index. Rather than relying on the skills of a particular mutual fund manager, index fund investors purchase, in a sense, a cross-section of the market. Their performance should therefore reflect the segment of the market that their fund is designed to track.

ADVANTAGES OF INDEX INVESTING:

     Index investing has become quite popular because it offers investors a convenient, relatively low-cost and tax-efficient way to obtain exposure to a broad spectrum of the stock market. Here are some other advantages:

o DIVERSIFICATION. Index funds such as the Portfolio invest in a large number of companies representing a diverse mix of industries. This structure can help reduce volatility as compared to funds that may invest in a smaller number of companies, or focus on a particular industry.

o BENCHMARK COMPARABILITY. Index funds typically match the performance of their particular benchmarks more closely than comparable actively managed funds. The Portfolio seeks to match the performance of the Domini 400 Social IndexSM.

o TAX EFFICIENCY. Turnover rate refers to the volume of buying and selling of stocks by a fund. The turnover rate of index funds tends to be much lower than the average actively managed mutual fund. Depending on an investor's particular tax situation, a low turnover rate may produce fewer taxable capital gains.

SOCIALLY RESPONSIBLE INVESTING:

     Socially responsible investors factor social and environmental criteria into their investment decisions. They believe that this helps to encourage greater corporate responsibility, and may also help to identify companies that are good long-term investments because enlightened management may be better able to meet the future needs of society and the environment. In addition, in the course of seeking financial gain for themselves, socially responsible investors look for opportunities to use their investments to improve the lives of others.

     Typically, socially responsible investors avoid companies that manufacture products, or employ practices, that they believe have harmful effects on society or the natural environment. They seek to invest in companies with positive qualities, such as a proactive environmental record or positive employee relations. This process is called "social screening."

     At Domini Social Investments, in addition to screening our investments, we work with companies to improve their social and environmental performance and file shareholder resolutions on these issues when necessary. In addition, we vote company proxies in a manner that is consistent with our social screening criteria, and publicly disclose our votes.

                         THE DOMINI 400 SOCIAL INDEXSM

     The Domini 400 Social IndexSM is the nation's oldest socially and environmentally screened index. It was created and launched in May 1990 by the social research firm of KLD Research & Analytics, Inc. ("KLD") in order to serve as a benchmark for socially responsible investors, and to determine how social screens affect financial performance. The Portfolio was launched in 1991 to provide investors with an opportunity to invest in a portfolio based on the Index. "Domini 400 Social Index" is a service mark of KLD and is used under license. KLD is the owner of the Index but is not the manager of the Portfolio.

     The Index is maintained by KLD. It is composed of the common stocks of 400 companies that meet the social criteria described below.

SOCIAL SCREENS:

     All investment decisions use some type of "screen." Screens are guidelines that define which securities will be included in a portfolio, and which will be excluded. In addition to basic financial screens relating to financial solvency, industry and sector diversification, and market capitalization, the stocks in the Index are selected using two basic types of social screens: exclusionary and qualitative.

     KLD uses exclusionary social screens to avoid certain industries such as tobacco and alcohol, and qualitative social screens to select companies based on their performance in a number of areas, such as diversity and the environment.

CONSTRUCTION OF THE DOMINI 400 SOCIAL INDEXSM:

     To construct the Index, KLD first applied to the S&P 500 a number of traditional social screens. Roughly half of the S&P 500 companies qualified for the Index in this initial screening process. Approximately 150 non-S&P 500 companies were then added with two goals in mind. One goal was to obtain a broad representation of industries, so that the Index would more accurately reflect the market available to the socially responsible investor. Another goal was to identify companies that are particularly strong models of corporate behavior.

     KLD maintains an extensive database of corporate accountability information on more than 4,000 publicly traded companies and bases its decisions on research into the following factors:

     EXCLUSIONARY SCREENS

         KLD seeks to exclude the following types of companies from the Index:

              o TOBACCO AND ALCOHOL - companies that manufacture tobacco products or alcoholic beverages

              o GAMBLING - companies that receive identifiable revenues from gambling enterprises

              o NUCLEAR POWER - companies that have an ownership share in, or operate, nuclear power plants

              o WEAPONS - companies that manufacture firearms or that receive more than 2% of their gross revenues from the sale of military weapons

     QUALITATIVE SCREENS

     KLD considers the following criteria when evaluating companies for possible inclusion in the Index and may exclude companies based on poor performance in these areas:

              o ENVIRONMENTAL PERFORMANCE - the company's record with regard to fines or penalties, waste disposal, toxic emissions, efforts in waste reduction and emissions reduction, recycling, and environmentally beneficial fuels, products and services

              o EMPLOYEE RELATIONS - the company's record with regard to labor matters, workplace safety, employee benefit programs, and meaningful participation in profits either through stock purchase or profit sharing plans

              o DIVERSITY - the company's record with regard to the hiring and promotion of women and minorities, particularly to management positions and the board of directors, including the company's record with respect to the availability of benefit programs that address work/family concerns, innovative hiring programs for the disabled, and progressive policies toward gays and lesbians

              o CITIZENSHIP - the company's record with regard to its charitable activities and its community relations in general, including its relations with indigenous people

              o PRODUCT-RELATED ISSUES - the company's record with regard to product safety, marketing practices, and commitment to quality

     From time to time, KLD may, at its discretion, choose to apply additional criteria, or to modify the application of the criteria listed above, to the Index. As a result, companies may be dropped from or added to the Index. This will impact the types of investments held by the Portfolio. The social criteria listed above may be modified and additional social criteria may be imposed at any time without the approval of investors.

SELECTION OF THE PORTFOLIO'S LARGEST HOLDINGS:

     Like the S&P 500, the Index is "market capitalization-weighted." Market capitalization is a measure of the value of a publicly traded company. It is calculated by multiplying the total number of outstanding shares of company stock by the price per share.

     The Portfolio's investment portfolio is also market capitalization-weighted. For example, assume that the total market value of Company A's shares is twice the total market value of Company B's shares. The Portfolio's investment portfolio is structured so that its investment in Company A will be twice the value of its investment in Company B. The Portfolio's top ten holdings therefore are simply the ten companies with the highest market value in the Index.

     Because it seeks to duplicate the Index as closely as possible, the Portfolio will attempt to have a correlation between the weightings of the stocks it holds in its portfolio and the weightings of the stocks in the Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation.

MAINTENANCE OF THE DOMINI 400 SOCIAL INDEXSM:

     The Index is maintained using a "buy and hold" strategy. Generally speaking, this means that companies that are in the Index stay in the Index for a long time. A company will not be removed because its stock has not been performing well, unless in KLD's opinion the company is no longer financially viable. Sometimes a company is removed from the Index because it has been acquired by another company. Sometimes a company may split into two companies, and only one of the surviving companies is selected to stay in the Index (because the Index is maintained to consist of exactly 400 companies at all times).

     A company may also be removed from the Index because its social profile has deteriorated, or due to its inadequate response to a significant controversy. When a company is removed from the Index, it is replaced with another company. In the selection process, among other factors, KLD considers the size of the company, the industry it is in, and its social profile.

CERTAIN COMPANIES IN THE DOMINI 400 SOCIAL INDEXSM:

     The screens for the Index are designed to reflect those most widely used by socially responsible investors. Therefore, an investor may find that some companies in the Index do not reflect its social or environmental standards. An investor may wish to review a list of companies in the Portfolio's investment portfolio to decide if they meet its standards. The complete list is available in the Portfolio's Annual and Semi-Annual Reports. To obtain copies of these reports free of charge, call 1-800-582-6757.

     No company is a perfect model of corporate or social responsibility. Each year, the Portfolio uses its voice as a shareholder to encourage companies to improve their social and environmental records by voting proxies, writing letters, engaging management in dialogue, and filing shareholder resolutions.

SUITABILITY:

     The Portfolio may be appropriate for an investor that is seeking long-term growth, and is looking for an efficient way to invest in the broad U.S. stock market.

     Please note that although the Portfolio's investment portfolio holds a broad cross-section of the U.S. stock market, it should not be considered a balanced investment program because it only holds stocks. In addition, the Portfolio should be considered a long-term investment and is not appropriate for short-term trading purposes.

     If an investor depends on its investments for current income, or would find it a financial hardship to wait out periods of stock market volatility, the Portfolio may not be appropriate for that investor.

PRIMARY RISKS

o MARKET RISK. The Portfolio seeks to remain fully invested in the stock market during all market conditions. Therefore, the value of an investor's investment, like stock prices generally, may fluctuate widely. An investor could lose money. Stock markets tend to move in unpredictable cycles, with periods of rising prices and periods of falling prices. The value of its investment will vary from day to day due to changing market conditions, or conditions relating to specific companies.

o LARGE-CAPITALIZATION COMPANIES. The Portfolio invests primarily in the stocks of large-capitalization companies. Large-capitalization stocks tend to go through cycles where they do better, or worse, than the stock market in general. The performance of the Portfolio's investments will generally follow these broad market trends. Because the Index is weighted by market capitalization, a few large companies represent a relatively large percentage of the Index. Should the value of one or more of these stocks decline significantly, it could negatively affect the Portfolio's performance.

o STYLE RISK. The Portfolio's investment portfolio is subject to strict social and environmental screens. Because of these screens, Portfolio management may pass up opportunities to buy certain securities when it is otherwise advantageous to do so, or may sell certain securities for social or environmental reasons when it is otherwise disadvantageous to do so.

o INDEXING. The Portfolio will continue to invest in the Index, regardless of how the Index is performing. It will not shift its concentration from one industry to another, or from stocks to bonds or cash, in order to defend against a falling or stagnant stock market. If the Index is heavily weighted in a single industry or sector, the Portfolio will be heavily invested in that industry or sector, and as a result can be affected more positively or negatively by developments in those industries than would be another mutual fund whose investments are not restricted to the securities in the Index. Also, the Portfolio's ability to match the performance of the Index may be affected by a number of factors, including Portfolio operating expenses and transaction costs, inflows and outflows of cash from the Portfolio, and imperfect correlation between the Portfolio's holdings and those in the Index.

ADDITIONAL INVESTMENT STRATEGIES AND RISK INFORMATION

CASH RESERVES:

     Although the Portfolio seeks to be fully invested at all times, it keeps a small percentage of its assets in cash, or cash equivalents. These reserves provide the Portfolio with flexibility to meet redemptions and expenses, and to readjust its portfolio holdings. The Portfolio may hold these cash reserves uninvested or may invest them in high quality, short-term debt securities issued by agencies or instrumentalities of the U.S. Government, bankers' acceptances, commercial paper, certificates of deposit, bank deposits, or repurchase agreements. The issuers of these securities must satisfy certain social criteria.

TEMPORARY INVESTMENTS:

     The Portfolio reserves the right to temporarily use a different investment strategy for defensive purposes in response to extraordinary market conditions, economic factors, or other occurrences. This may adversely affect the Portfolio's performance and the Portfolio may not achieve its investment objective. Investors should note, however, that the Portfolio has not used a different investment strategy for defensive purposes in the past and may decide not to do so in the future, even in the event of deteriorating market conditions.

SECURITIES LENDING:

     Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission, the Portfolio may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. These loans would be required to be secured continuously by collateral consisting of securities, cash, or cash equivalents maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Portfolio would have the right to terminate a loan and obtain the securities loaned at any time on three days' notice.

     During the existence of a loan, the Portfolio would continue to collect the equivalent of the dividends paid by the issuer on the securities loaned and would also receive interest on investment of cash collateral. The Portfolio may pay finder's and other fees in connection with securities loans. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

TURNOVER:

     The annual portfolio turnover rates of the Portfolio for the fiscal years ended July 31, 2000, 2001 and 2002 were 9%, 19% and 13%, respectively.

     The Portfolio is not required to use every investment technique or strategy listed in this Part A or in Part B to this Registration Statement.

     FOR ADDITIONAL INFORMATION about the Portfolio's investment strategies and risks, see Part B to this Registration Statement.

Item 6.  Management, Organization and Capital Structure.
--------------------------------------------------------

INVESTMENT MANAGERS


INVESTMENT MANAGER:


     Domini Social Investments LLC ("DSIL" or the "Manager"), 536 Broadway, 7th Floor, New York, New York 10012, has been managing money since November of 1997 and as of September 30, 2002, managed more than $1.2 billion in assets for individual and institutional investors who are working to create positive change in society by using social and environmental criteria in their investment decisions. DSIL provides the Portfolio with investment supervisory services, overall operational support, and administrative services.

INVESTMENT SUBMANAGER:


     SSgA Funds Management, Inc. ("SSgA" or the "Submanager"), with its main offices at Two International Place, Boston, Massachusetts 02110, provides investment submanagement services to the Portfolio pursuant to a Submanagement Agreement with DSIL. SSgA had approximately $56 billion in assets under management as of September 30, 2002, including $33 billion in assets for which SSgA acts as a submanager. SSgA and its affiliated companies managed over $324 billion in index fund assets and over $53 billion in socially responsible assets as of September 30, 2002. SSgA implements the daily transactions necessary to maintain the proper correlation between the Portfolio's investment portfolio and the Domini 400 Social IndexSM. SSgA does not determine the composition of the Index. The Index's composition is determined by KLD Research & Analytics, Inc.

MANAGEMENT FEES

     For the services DSIL and the submanagers provided to the Portfolio during the fiscal year ended July 31, 2002, they received a total of 0.20% of the average daily net assets of the Portfolio, after waivers.

CAPITAL STOCK

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Item 7.  Investor Information.
------------------------------


HOW NET ASSET VALUE IS CALCULATED

     The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "NYSE") is open for trading ("Portfolio Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). This determination is made once during each Portfolio Business Day as of the close of regular trading of the NYSE, normally 4 pm, Eastern Time. All the net income of the Portfolio, as described below, is allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (a) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (b) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Securities listed or traded on national securities exchanges are valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price which represents the current value of the security. Securities listed on the NASDAQ National Market System are valued using the NASDAQ Official Closing Price (the "NOCP"). If an NOCP is not available for a security listed on the NASDAQ National Market System, the security will be valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price. Options and futures contracts are normally valued at the settlement price on the exchange on which they are traded.


     Securities that are primarily traded on foreign exchanges generally are valued at the closing price of such securities on their respective exchanges, except that if the DSIL or SSgA is of the opinion that such price would result in an inappropriate value for a security, including as a result of an occurrence subsequent to the time a value was so established, then the fair value of that security may be determined by consideration of other factors by or under the direction of the Board of Trustees of the Portfolio or its delegates. In valuing assets, prices denominated in foreign currencies are converted to U.S. dollar equivalents at the current exchange rate.

     Short-term obligations with remaining maturities of less than 60 days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio. Amortized cost involves valuing an instrument at its original cost to the Portfolio and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

     Portfolio securities (other than short-term obligations with remaining maturities of less than 60 days) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Portfolio's Board of Trustees.

     A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolio's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (a) the fundamental analytical data relating to the investment, (b) the nature and duration of restrictions on disposition of the securities and (c) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

     Interest income on short-term obligations held by the Portfolio is determined on the basis of interest accrued less amortization of premium.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each Portfolio Business Day.

     Since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account at Investors Bank & Trust Company by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Subject to limitations of the 1940 Act, the Portfolio may accept securities in exchange for a beneficial interest or an increase in a beneficial interest, as the case may be. The Portfolio will not accept such a security unless (a) the security is consistent with the investment objective and policies of the Portfolio and (b) the security is deemed acceptable by the Portfolio's Manager and Submanager. Securities offered in exchange for purchases will be valued in accordance with the usual valuation procedure for the Portfolio.

     An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or to the extent otherwise permitted by the 1940 Act, or if an emergency exists.

TAX MATTERS

     The Portfolio expects to be treated as a partnership for U.S. federal income tax purposes. Accordingly, and under the anticipated method of operation of the Portfolio, the Portfolio should not be subject to any federal income tax and distributions from the Portfolio should not generate any taxable gain to an investor. However, each investor in the Portfolio will have to take into account its share (as determined in accordance with the Portfolio's governing instruments) of the Portfolio's ordinary income, gains, losses, deductions, credits and other items in determining its income tax liability, without regard to whether it has received any distributions from the Portfolio.

     The Portfolio also expects that investors that seek to qualify as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio.

     The foregoing tax discussion is only for an investor's general information, and it does not take into account any special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisors regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequence to them of investing in the Portfolio.

Item 8.  Distribution Arrangements.
-----------------------------------

     The exclusive placement agent for the Portfolio is DSIL Investment Services LLC, 536 Broadway, 7th Floor, New York, New York 10012. DSIL Investment Services LLC receives no compensation for serving as the exclusive placement agent for the Portfolio.

                                     PART B



Item 10.  Cover Page and Table of Contents.
-------------------------------------------


     This Part B sets forth information with respect to Domini Social Index Portfolio, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). This Part B includes information that is not necessarily included in Part A to the Registration Statement for the Portfolio and should be used in conjunction with Part A. An investor may obtain a copy of Part A to the Registration Statement by contacting Domini Social Investments at 212-217-1100. This Part B incorporates by reference the financial statements described under Item 22. These financial statements can be found the Portfolio's Annual Report and Semi-Annual Report to Shareholders. The date of this Part B and Part A to the Registration Statement for the Portfolio is May 23, 2003.




TABLE OF CONTENTS                                                      Page
                                                                       ----

Portfolio History......................................................B-2
Description of the Portfolio and Its Investments and Risks.............B-2
Management of the Portfolio............................................B-8
Control Persons and Principal Holders of Securities....................B-13
Investment Advisory and Other Services.................................B-13
Brokerage Allocation and Other Practices...............................B-16
Capital Stock and Other Securities.....................................B-18
Purchase, Redemption and Pricing of Securities.........................B-19
Taxation of the Portfolio..............................................B-20
Underwriters...........................................................B-21
Calculations of Performance Data.......................................B-21
Financial Statements...................................................B-21

Item 11.  Portfolio History.
----------------------------

     Domini Social Index Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on June 7, 1989.

Item 12.  Description of the Portfolio and Its Investments and Risks.
---------------------------------------------------------------------

     The investment objective of the Portfolio is to provide its investors with long-term total return which matches the performance of the Domini 400 Social IndexSM (the "Index").

     The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio, but not without written notice thereof to the investors in the Portfolio 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

     The Portfolio may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini Social Investments LLC, the investment manager and administrative services provider of the Portfolio ("DSIL" or the "Manager"), and SSgA Funds Management, Inc., the Portfolio's investment submanager ("SSgA" or the "Submanager"), conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager's or Submanager's opinion, make economic sense. The Submanager manages the investments of the Portfolio from day to day in accordance with the Portfolio's investment objective and policies. KLD Research & Analytics, Inc. ("KLD") determines the composition of the Index. Domini 400 Social IndexSM is a service mark of KLD which is licensed to DSIL with the consent of Amy L. Domini (with regard to the word "Domini"). KLD is the owner of the Index but is not the manager of the Portfolio. Pursuant to agreements among KLD, DSIL, Amy L. Domini, and the Portfolio, the Portfolio may be required to discontinue the use KLD's service mark if (a) DSIL ceases to be the Manager of the Portfolio, (b) Ms. Domini or DSIL withdraws her or its consent to the use of the word "Domini" or (c) the license agreement between KLD and DSIL is terminated.

     The Portfolio is not sponsored, endorsed, sold or promoted by KLD. KLD makes no representation or warranty, express or implied, to the investors in the Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly. KLD has no obligation to take the needs of Domini Social Investments LLC or the investors in the Portfolio into consideration in determining, composing or calculating the Domini 400 Social Index. KLD is not responsible for and has not participated in the management of the Portfolio or the placement of interests in the Portfolio. KLD has no obligation or liability in connection with the administration, marketing or trading of the Portfolio.

     KLD DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOMINI 400 SOCIAL INDEX OR ANY DATA INCLUDED THEREIN AND KLD SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KLD MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DOMINI SOCIAL INVESTMENTS LLC, INVESTORS IN THE PORTFOLIO, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOMINI 400 SOCIAL INDEX OR ANY DATA INCLUDED THEREIN. KLD MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOMINI 400 SOCIAL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF

THE FOREGOING, IN NO EVENT SHALL KLD HAVE ANY LIABILITY FOR ANY SPECIAL PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     The following supplements the information concerning the Portfolio's investment policies contained in Part A to this Registration Statement and should only be read in conjunction therewith.

     INDEX INVESTING: The Portfolio is not managed in the traditional investment sense, since changes in the composition of its securities holdings are made in order to track the changes in the composition of securities included in the Index. Moreover, inclusion of a stock in the Index does not imply an opinion by KLD, the Manager or the Submanager as to the merits of that specific stock as an investment. Because the Portfolio seeks to track, rather than exceed the performance of a particular index, investors should not expect to achieve the potentially greater results that could be obtained by a fund that aggressively seeks growth. However, KLD and the Manager believe that enterprises which exhibit a social awareness, based on the criteria described in Part A to this Registration Statement, should be better prepared to meet future societal needs for goods and services and may also be less likely to incur certain legal liabilities that may be incurred when a product or service is determined to be harmful, and that such enterprises should over the longer term be able to provide a positive return to investors.

     The Portfolio intends to readjust its securities holdings periodically such that those holdings will correspond, to the extent reasonably practicable, to the Index both in terms of composition and weighting. The timing and extent of adjustments in the holdings of the Portfolio, and the extent of the correlation of the holdings of the Portfolio with the Index, will reflect the Submanager's judgment as to the appropriate balance between the goal of correlating the holdings of the Portfolio with the composition of the Index, and the goals of minimizing transaction costs and keeping sufficient reserves available for anticipated redemptions. To the extent practicable, the Portfolio will seek a correlation between the weightings of securities held by the Portfolio and the weightings of the securities in the Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation. To the extent practicable, the Portfolio will attempt to be fully invested.

     The Board of Trustees will receive and review, at least quarterly, a report prepared by the Submanager comparing the performance of the Portfolio with that of the Index, and comparing the composition and weighting of the Portfolio's holdings with those of the Index. The Trustees will consider what action, if any, should be taken in the event of a significant variation between the performance of the Portfolio and that of the Index, or between the composition and weighting of the Portfolio's securities holdings with those of the stocks comprising the Index. If the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index falls below 0.95, the Board of Trustees will review with the Submanager methods for increasing such correlation, such as through adjustments in securities holdings of the Portfolio.

     In selecting stocks for inclusion in the Index, KLD evaluated, in accordance with the social criteria described in Part A to this Registration Statement, each of the companies the stocks of which comprise the Standard & Poor's 500 Index (the "S&P 500"). If a company whose stock was included in the S&P 500 met KLD's social criteria and met KLD's further criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover, it was included in the Index. As of July 31, 2002, of the 500 companies whose stocks comprised the S&P 500, approximately 61% were included in the Index. The remaining stocks comprising the Index (i.e., those which are not included in the S&P 500) were selected based upon KLD's evaluation of the social criteria described in Part A to this Registration Statement, as well as upon KLD's criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover. A company which is not included in the S&P 500 may be included in the Index primarily in order to afford representation to an industry sector which would otherwise be under-represented in the Index. Because of the social criteria applied in the selection of stocks comprising the Index, industry sector weighting in the Index may vary materially from the industry weightings in other stock indexes, including the S&P 500, and certain industry sectors will be excluded altogether. KLD may exclude from the Index stocks issued by companies which are in bankruptcy or whose bankruptcy KLD believes may be imminent. KLD may also remove from the Index stocks issued by companies which no longer meet its investment criteria.

     The weightings of stocks in the Index are based on each stock's relative total market capitalization (i.e., market price per share times the number of shares outstanding). Because of this weighting, as of July 31, 2002 approximately 29.58% and 44.24% of the Index was composed of the 10 largest and 20 largest companies, respectively, in the Index.

     The component stocks of the S&P 500 are chosen by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), solely with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the New York Stock Exchange (the "NYSE") common stock population, taken as the assumed model for the composition of the total market. Construction of the S&P 500 by S&P proceeds from industry groups to the whole. Since some industries are characterized by companies of relatively small stock capitalization, the S&P 500 does not comprise the 500 largest companies listed on the NYSE. Not all stocks included in the S&P 500 are listed on the NYSE. Inclusion of a stock in the S&P 500 in no way implies an opinion by S&P as to its attractiveness as an investment, nor is S&P a sponsor of or otherwise affiliated with the Portfolio.

     CONCENTRATION: It is a fundamental policy of the Portfolio that it may not invest more than 25% of its total assets in any one industry, although the Portfolio may and would invest more than 25% of its assets in an industry if stocks in that industry were to comprise more than 25% of the Index. Based on the current composition of the Index, this is considered highly unlikely. If the Portfolio were to concentrate its investments in a single industry, the Portfolio would be more susceptible to any single economic, political or regulatory occurrence than would be another investment company which was not so concentrated.

     ILLIQUID INVESTMENTS: The Portfolio may invest up to 15% of its net assets in illiquid securities, or securities for which there is no readily available market. The absence of a trading market may make it difficult to establish a market value for illiquid securities. It may be difficult or impossible for the Portfolio to sell illiquid securities at the desired time and at an acceptable price.

     FOREIGN ISSUERS: Some of the stocks included in the Index may be stocks of foreign issuers (provided that the stocks are traded in the United States in the form of American Depositary Receipts or similar instruments the market for which is denominated in United States dollars). Securities of foreign issuers may represent a greater degree of risk (i.e., as a result of exchange rate fluctuation, tax provisions, war or expropriation) than do securities of domestic issuers. With respect to stocks of foreign issuers, the Portfolio does not purchase securities which the Portfolio believes, at the time of purchase, will be subject to exchange controls or foreign withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments.

     RULE 144A SECURITIES: The Portfolio may invest in certain restricted securities ("Rule 144A securities") for which there is a secondary market of qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"). Rule 144A provides an exemption from the registration requirements of the 1933 Act for the resale of certain restricted securities to qualified institutional buyers. The Portfolio has no current intention to invest in these securities.

     One effect of Rule 144A is that certain restricted securities may now be liquid, though there is no assurance that a liquid market for Rule 144A securities will develop or be maintained. In promulgating Rule 144A, the Securities and Exchange Commission (the "SEC") stated that the ultimate responsibility for liquidity determinations is that of an investment company's board of directors. However, the SEC stated that the board may delegate the day-to-day function of determining liquidity to the fund's investment adviser, provided that the board retains sufficient oversight.

     To the extent that liquid Rule 144A securities that the Portfolio holds become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the percentage of the Portfolio's assets invested in illiquid assets would increase. The Manager and the Submanager will monitor the Portfolio's investments in Rule 144A securities and will consider appropriate measures to enable the Portfolio to maintain sufficient liquidity for operating purposes and to meet redemption requests.

     LOANS OF SECURITIES: Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC, the Portfolio may make loans of its securities to brokers, dealers or other financial institutions, provided that (a) the loan is secured continuously by collateral, consisting of securities, cash or cash equivalents, which is marked to the market daily to ensure that each loan is fully collateralized at all times, (b) the Portfolio may at any time call the loan and obtain the return of the securities loaned within three business days, (c) the Portfolio will receive any interest or dividends paid on the securities loaned and (d) the aggregate market value of securities loaned will not at any time exceed 30% of the total assets of the Portfolio.

     The Portfolio will earn income for lending its securities either in the form of fees received from the borrower of the securities or in connection with the investment of cash collateral in short-term money market instruments. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

     In connection with lending securities, the Portfolio may pay reasonable finder's, administrative and custodial fees. No such fees will be paid to any person if it or any of its affiliates is affiliated with the Portfolio, the Manager or the Submanager.

     OPTION CONTRACTS: Although it has no current intention to do so, the Portfolio may in the future enter into certain transactions in stock options for the purpose of hedging against possible increases in the value of securities which are expected to be purchased by the Portfolio or possible declines in the value of securities which are expected to be sold by the Portfolio. Generally, the Portfolio would only enter into such transactions on a short-term basis pending readjustment of its holdings of underlying stocks.

     The purchase of an option on an equity security provides the holder with the right, but not the obligation, to purchase the underlying security, in the case of a call option, or to sell the underlying security, in the case of a put option, for a fixed price at any time up to a stated expiration date. The holder is required to pay a non-refundable premium, which represents the purchase price of the option. The holder of an option can lose the entire amount of the premium, plus related transaction costs, but not more. Upon exercise of the option, the holder is required to pay the purchase price of the underlying security in the case of a call option, or deliver the security in return for the purchase price in the case of a put option.

     Prior to exercise or expiration, an option position may be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market on the exchange on which the position was originally established. While the Portfolio would establish an option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular option contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, and the Portfolio could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement or meet ongoing variation margin requirements. The inability to close out option positions also could have an adverse impact on the Portfolio's ability effectively to hedge its portfolio.

     Each exchange on which option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Manager does not believe that these trading and position limits would have an adverse impact on the possible use of hedging strategies by the Portfolio.

     SHORT SALES: Although it has no current intention to do so, the Portfolio may make short sales of securities or maintain a short position, if at all times when a short position is open the Portfolio owns an equal amount of such securities, or securities convertible into such securities.

     CASH RESERVES: The Portfolio may invest cash reserves in short-term debt securities (i.e., securities having a remaining maturity of one year or less) issued by agencies or instrumentalities of the United States Government, bankers' acceptances, commercial paper, certificates of deposit, bank deposits or repurchase agreements, provided that the issuer satisfies certain social criteria. The Portfolio does not currently intend to invest in direct obligations of the United States Government. Short-term debt securities purchased by the Portfolio will be rated at least Prime-1 by Moody's Investors Service, Inc. or A-1+ or A-1 by S&P or, if not rated, determined to be of comparable quality by the Portfolio's Board of Trustees. The Portfolio's policy is to hold its assets in such securities pending readjustment of its portfolio holdings of stocks comprising the Index and in order to meet anticipated requests for withdrawals.

                           -------------------------

     The approval of the investors in the Portfolio is not required to change the investment objective or any of the non-fundamental investment policies discussed above, including those concerning security transactions.

                            INVESTMENT RESTRICTIONS

     FUNDAMENTAL RESTRICTIONS: The Portfolio has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the voting power of the interests in the Portfolio present at a meeting, if the holders of more than 50% of the voting power of the interests in the Portfolio are present or represented by proxy, or (ii) more than 50% of the voting power of the interests in the Portfolio.

     The Portfolio may not:

     (1) make loans to other persons if such loans are prohibited by the 1940 Act or the rules and regulations promulgated thereunder;

     (2) borrow money if such borrowing is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder;

     (3) invest more than 25% of its assets in any one industry except that (a) all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and (b) if an investment objective or strategy of the Portfolio is to match the performance of an index and the stocks in a single industry comprise more than 25% of such index, the Portfolio may invest more than 25% of its assets in that industry;

     (4) purchase or sell real estate or interests in oil, gas or mineral leases in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as the result of the ownership of securities by the Portfolio);

     (5) purchase or sell commodities or commodities contracts in the ordinary course of business (the foregoing shall not preclude the Portfolio from purchasing or selling futures contracts or options thereon);

     (6) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the 1933 Act, in selling a security; or

     (7) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     In addition, as a matter of fundamental policy, the Portfolio will invest all of its investable assets in (a) securities and instruments that meet social criteria, (b) one or more investment companies that apply social criteria in selecting securities and instruments, (c) cash and (d) any combination of the foregoing.

     NON-FUNDAMENTAL RESTRICTIONS: The following policies are not fundamental and may be changed by the Portfolio without the approval of its investors. The Portfolio will not, as a matter of operating policy:

     (1) purchase puts, calls, straddles, spreads and any combination thereof if the value of its aggregate investment in such securities will exceed 5% of the Portfolio's total assets at the time of such purchase;

     (2) invest more than 15% of its net assets in illiquid securities, except that the Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act or the rules and regulations thereunder;

     (3) as to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio's total assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the (a) United States, (b) any state or political subdivision thereof, (c) any political subdivision of any such state or (d) any agency or instrumentality of the United States, any state or political subdivision thereof, or any political subdivision of any such state), provided that, for purposes of this restriction, (i) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (ii) the Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act; or

     (4) as to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio, provided that, for purposes of this restriction, (a) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (b) the Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     In addition, as a non-fundamental policy, the Portfolio will, under normal circumstances and as a matter of operating policy, invest at least 80% of its assets in securities of companies included in the Domini 400 Social IndexSM and related investments. Holders of beneficial interests in the Portfolio will be provided with at least 60 days' prior notice of any change in the non-fundamental policy set forth in this paragraph.

     PERCENTAGE AND RATING RESTRICTIONS: If a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a subsequent change in circumstances or a later change in the rating of a security held by the Portfolio will not be considered a violation of policy; provided that if at any time the ratio of borrowings of the Portfolio to the net asset value of the Portfolio exceeds the ratio permitted by Section 18(f) of the 1940 Act, the Portfolio will take the corrective action required by Section 18(f).

Item 13.  Management of the Portfolio.
--------------------------------------

                     TRUSTEES AND OFFICERS OF THE PORTFOLIO

     The management and affairs of the Portfolio are supervised by its Board of Trustees under the laws of the State of New York.

     The Trustees and officers of the Portfolio, their ages, their principal occupations during the past five years (including other directorships) and the number of investment companies in the Domini family of funds that the Trustees oversee are set forth below. Their titles may have varied during that period. Each Trustee holds office until his or her successor is elected or until he or she retires, resigns, dies or is removed from office.

     Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Each Trustee and officer of the Portfolio noted as an "interested person" is interested by virtue of his or her position with DSIL as described in the table below. Unless otherwise indicated below, the address of each Trustee and officer is 536 Broadway, 7th Floor, New York, New York 10012.


                                                                                                             NUMBER OF
                                                                                                           PORTFOLIOS IN
                                                                                                            THE DOMINI
                             POSITION(S) HELD                                                                FAMILY OF
                            WITH THE PORTFOLIO                                                                 FUNDS
                              AND LENGTH OF          PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND        OVERSEEN BY
       NAME AND AGE            TIME SERVED                            OTHER DIRECTORSHIPS HELD                TRUSTEE
 -------------------------------------------------------------------------------------------------------------------------
  INTERESTED TRUSTEE:
  Amy L. Domini*           Chair, President and   President and CEO, DSIL (since 2002); Manager, DSIL             4
  Age: 52                  Trustee since 1990     (since 1997); Member, Board of Managers, DSILD (since
                                                  1998); Private Trustee, Loring, Wolcott & Coolidge
                                                  (fiduciary) (since 1987); CEO, Secretary and Treasurer,
                                                  KLD Research & Analytics, Inc. (social research
                                                  provider) (1990-2000); Trustee, New England
                                                  Quarterly (periodical) (since 1998); Board Member,
                                                  Social Investment Forum (trade organization)
                                                  (1995-1999); Trustee, Episcopal Church Pension Fund
                                                  (since 1994); Board Member, Financial Markets Center
                                                  (nonprofit financial markets research and education
                                                  resources provider) (since 2002).

 -------------------------------------------------------------------------------------------------------------------------
  DISINTERESTED TRUSTEES:
  Julia Elizabeth Harris   Trustee since 1999     Trustee, Fiduciary Trust Company (since 2001); Vice             4
  Age: 54                                         President, UNC Partners, Inc. (financial management)
                                                  (since 1990); Director and Treasurer, Boom Times,
                                                  Inc. (service organization) (1997-1999).

  Kirsten S. Moy           Trustee since 1999     Director, Economic Opportunities Program, The Aspen             4
  Age: 55                                         Institute (research and education) (since 2001);
                                                  Consultant, Equitable Life/AXA (1998-2001); Project
                                                  Director, Community Development Innovation and
                                                  Infrastructure Initiative (research) (1998-2001);
                                                  Group Leader, Financial Innovations Roundtable
                                                  (research) (2000-2001); Consultant, Social Investment
                                                  Forum (trade association) (1998); Distinguished
                                                  Visitor, John D. and Catherine T. MacArthur
                                                  Foundation (1998); Director, Community Development
                                                  Financial Institutions Fund, U.S. Department of the
                                                  Treasury (1995-1997).

  William C. Osborn        Trustee since 1997     Manager, Commons Capital Management LLC (venture                4
  Age: 58                                         capital) (since 2000); Special Partner/Consultant,
                                                  Arete Corporation (venture capital) (since 1999);
                                                  Principal/Manager, Venture Investment Management
                                                  Company LLC (venture capital) (1996-1999);
                                                  Director, World Power Technologies, Inc.
                                                  (power equipment production) (since 1999); Director,
                                                  Investors' Circle (socially responsible investor
                                                  network)(since 1999).



                                                                                                             NUMBER OF
                                                                                                           PORTFOLIOS IN
                                                                                                            THE DOMINI
                             POSITION(S) HELD                                                                FAMILY OF
                            WITH THE PORTFOLIO                                                                 FUNDS
                              AND LENGTH OF          PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND        OVERSEEN BY
       NAME AND AGE            TIME SERVED                            OTHER DIRECTORSHIPS HELD                TRUSTEE
 -------------------------------------------------------------------------------------------------------------------------
  Karen Paul               Trustee since 1997     Professor of Management and International Business,            4
  Age: 58                                         Florida International University (since 1990);
                                                  Partner, Trinity Industrial Technology (1997-2002);
                                                  Executive Director, Center for Management in the
                                                  Americas (1997-2002).

  Gregory A. Ratliff       Trustee since 1999     Senior Fellow, The Aspen Institute (research and               4
  Age: 42                                         education) (since 2002); Director, Economic
                                                  Opportunity, John D. and Catherine T. MacArthur
                                                  Foundation (1997-2001); Associate Director,
                                                  Program-Related Investments, John D. and Catherine T.
                                                  MacArthur Foundation (1994-1997).

  Frederick C.             Trustee since 1990     Treasurer and Trustee, RIGHA Foundation (charitable            4
  Williamson, Sr.                                 foundation supporting health care needs) (since
  Age: 87                                         1994); Chairman, Rhode Island Historical Preservation
                                                  and Heritage Commission (state government) (since
                                                  1995); Treasurer, Rhode Island Black Heritage Society
                                                  (nonprofit education) (since 1984); Trustee, National
                                                  Park Trust (nonprofit land acquisition) (since 1983);
                                                  President's Advisory Board -Salve Regina University,
                                                  Newport, RI (since 1999); Board Member, Preserve Rhode
                                                  Island (nonprofit preservation) (since 1999);
                                                  Trustee, National Parks and Conservation Association
                                                  (1986-1997); Advisor, National Parks and Conservation
                                                  Association (1997-2001).

  OFFICERS:
  Carole M. Laible*        Secretary and          Chief Operating Officer, DSIL (since 2002);                   N/A
  Age: 39                  Treasurer since 1997   Financial/Compliance Officer, DSIL (since 1997);
                                                  President and CEO, DSILD (since 2002); Chief
                                                  Compliance Officer, DSILD (since 2001); Chief
                                                  Financial Officer, Secretary and Treasurer,
                                                  DSILD (since 1998); Financial/Compliance
                                                  Officer and Secretary of investment companies
                                                  within Fundamental Family of Funds (1994-1997).

  Steven D. Lydenberg*     Vice President since   Member and Principal, DSIL (since 1997); Director,            N/A
  Age: 57                  1990                   KLD Research & Analytics, Inc. (social research
                                                  provider) (since 1990); Director of Research, KLD
                                                  Research & Analytics, Inc. (1990-2001).



                                   COMMITTEES

     The Board of Trustees has a standing Audit Committee composed of all of the Trustees who are not "interested persons" of the Portfolio within the meaning of the 1940 Act. The Audit Committee met twice during the Portfolio's last fiscal year to review the internal and external accounting procedures of the Portfolio and, among other things, to consider the selection of independent certified public accountants for the Portfolio, to approve all significant services proposed to be performed by the accountants and to consider the possible effect of such services on their independence.

     The Board of Trustees also has a standing Nominating Committee. All of the Trustees who are not "interested persons" of the Portfolio within the meaning of the 1940 Act are members of the Nominating Committee. The Nominating Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board of Trustees. The Nominating Committee will consider nominees recommended by investors. If you would like to recommend a nominee to the Portfolio's Nominating Committee, please deliver your recommendation in writing to the Secretary of the Portfolio, 536 Broadway, 7th Floor, New York, New York 10012. The Nominating Committee did not meet during the Portfolio's last fiscal year.

    OWNERSHIP OF BENEFICIAL INTERESTS IN THE PORTFOLIO AND IN OTHER ENTITIES

     Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the 1933 Act may make investments in the Portfolio, no Trustee owns any interest in the Portfolio. The following table shows the amount of equity securities beneficially owned by the Trustees in the Domini Social Equity Fund (an investment company that invests all of its assets in the Portfolio) and in all investment companies in the Domini family of funds supervised by the Trustees as of December 31, 2001:



                                                                               AGGREGATE DOLLAR RANGE OF EQUITY
                                                                            SECURITIES IN ALL INVESTMENT COMPANIES
                                    DOLLAR RANGE OF EQUITY SECURITIES IN       OVERSEEN BY THE TRUSTEE IN THE
  NAME OF TRUSTEE                       THE DOMINI SOCIAL EQUITY FUND               DOMINI FAMILY OF FUNDS

INTERESTED TRUSTEE:
Amy L. Domini                                over $100,000                              over $100,000

DISINTERESTED TRUSTEES:
Julia Elizabeth Harris                       $1 - $10,000                               $1 - $10,000
Kirsten S. Moy                               $1 - $10,000                               $1 - $10,000
William C. Osborn                            over $100,000                              over $100,000
Karen Paul                                   $10,001 - $50,000                          $10,001 - $50,000
Gregory A. Ratliff                           $1 - $10,000                               $1 - $10,000
Frederick C. Williamson, Sr.                 $50,001 - $100,000                         $50,001 - $100,000


                     COMPENSATION AND INDEMNITY OF TRUSTEES

     Information regarding compensation paid to the Trustees by the Portfolio for the fiscal year ended July 31, 2002 is set forth below. Ms. Domini is not compensated by the Portfolio for her service as a Trustee because of her affiliation with DSIL.

     Beginning August 1, 2002, each of the Trustees who is not an "interested person" of the Portfolio within the meaning of the 1940 Act receives an annual retainer for serving as a Trustee of the Portfolio, the Domini Social Investment Trust and the Domini Institutional Trust of $10,000, and in addition, receives $1,250 for attendance at each joint meeting of the Boards of the Portfolio, the Domini Social Investment Trust and the Domini Institutional Trust (reduced to $625 in the event that a Trustee participates at an in-person meeting by telephone). In addition, each Trustee receives reimbursement for reasonable expenses incurred in attending meetings.





                                                   PENSION OR                                   TOTAL
                                                   RETIREMENT                               COMPENSATION
                                                    BENEFITS                                  FROM THE
                                AGGREGATE          ACCRUED AS           ESTIMATED         PORTFOLIO AND THE
                               COMPENSATION          PART OF         ANNUAL BENEFITS      DOMINI FAMILY OF
                                 FROM THE           PORTFOLIO              UPON            FUNDS1/ PAID TO
  NAME OF TRUSTEE                PORTFOLIO           EXPENSES            RETIREMENT            TRUSTEE

INTERESTED TRUSTEE:
Amy L. Domini                      None               None                 None                 None

DISINTERESTED TRUSTEES:
Julia Elizabeth Harris            $5,023              None                 None                $10,000
Kirsten S. Moy                    $5,023              None                 None                $10,000
William C. Osborn                 $5,023              None                 None                $10,000
Karen Paul                        $5,023              None                 None                $10,000
Gregory A. Ratliff                $5,023              None                 None                $10,000
Frederick C.                      $5,023              None                 None                $10,000
Williamson, Sr.

----------------------------
1 As of the date of this Registration Statement, there are four funds in the
Domini family of funds.




     The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such Trustees or officers have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

              APPROVAL OF MANAGEMENT AND SUBMANAGEMENT AGREEMENTS

     In approving the Management Agreement between the Portfolio and DSIL (the "Management Agreement") and the Submanagement Agreement between DSIL and SSgA (the "Submanagement Agreement"), the Trustees reviewed the materials provided to them by DSIL and SSgA and considered a number of factors as described below.

     The Trustees reviewed the Forms ADV of DSIL and SSgA and information regarding their respective portfolio management teams. They considered each of DSIL's and SSgA's experience in providing investment advice to registered investment companies and the nature and quality of the services provided by DSIL and SSgA to the Portfolio.

     The Trustees also reviewed information regarding the investment performance of the Portfolio for the immediately prior year and past years and compared that performance with the performance of other funds with similar investment objectives and policies and with the performance of broad-based market indexes. The Trustees also compared the historic performance of the Portfolio with the performance of other socially responsible funds that had similar investment objectives. In addition, the Trustees considered how closely the performance of the Portfolio tracked that of the Index. The Trustees also reviewed an analysis of the composition of the Portfolio provided by Morningstar, Inc.

         The Trustees considered the fees payable by the Portfolio and reviewed data showing how the fees and total expense ratios of the Portfolio compared with those of comparable funds. The Trustees concluded that the fees provided in the Management Agreement and the Submanagement Agreement were fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

         In addition, the Trustees considered the fallout benefits to DSIL and SSgA from their arrangements with the Portfolio. They reviewed the soft dollar arrangements in place with respect to the Portfolio's brokerage transactions and considered how such arrangements benefited SSgA. The Trustees also reviewed a profitability analysis provided by each of DSIL and SSgA with respect to the services provided to the Portfolio and concluded, in each case, that the fees paid to DSIL and SSgA under the Management Agreement or Submanagement Agreement to which it is a party is appropriate.

         Lastly, the Trustees considered the corporate profile of each of DSIL and SSgA, including the diversity of its staff, the benefits provided to its staff, its community involvement and its charitable giving program.

         Based upon their review, the Trustees concluded that each of the Management Agreement and the Submanagement Agreement was reasonable, fair and in the best interests of the Portfolio and its investors.

Item 14.  Control Persons and Principal Holders of Securities.
--------------------------------------------------------------

     As of October 31, 2002, all Trustees and officers of the Portfolio as a group owned less than 1% of the Portfolio's outstanding beneficial interests. As of the same date, the following investors of record owned 5% or more of the beneficial interests in the Portfolio: Domini Social Equity Fund 82.1% and Domini Institutional Social Equity Fund 15.6%. The Portfolio has no knowledge of any other owners of record or beneficial owners of 5% or more of the beneficial interests in the Portfolio.

     The address of each of the Domini Social Equity Fund and the Domini Institutional Social Equity Fund is 536 Broadway, 7th Floor, New York, New York 10012.

Item 15.  Investment Advisory and Other Services.
-------------------------------------------------

MANAGER AND SUBMANAGER

     DSIL provides advice to the Portfolio pursuant to a written Management Agreement. The services provided by the Manager consist of furnishing continuously an investment program for the Portfolio. DSIL will have authority to determine from time to time what securities are purchased, sold or exchanged, and what portion of assets of the Portfolio is held uninvested. DSIL will also perform such administrative and management tasks as may from time to time be reasonably requested, including: (a) maintaining office facilities and furnishing clerical services necessary for maintaining the organization of the Portfolio and for performing administrative and management functions, (b) supervising the overall administration of the Portfolio, including negotiation of contracts and fees with and monitoring of performance and billings of the Portfolio's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents, (c) overseeing (with the advice of the Portfolio's counsel) the preparation of and, if applicable, the filing of all documents required for compliance by the Portfolio with applicable laws and regulations, including registration statements, prospectuses and statements of additional information, semi-annual and annual reports to shareholders, proxy statements and tax returns, (d) preparing agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and shareholders and (e) arranging for maintenance of the books and records of the Portfolio. The Manager furnishes at its own expense all facilities and personnel necessary in connection with providing these services. The Management Agreement will continue in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority of the outstanding voting securities of the Portfolio at a meeting called for the purpose of voting on the Management Agreement (with the vote of each investor in the Portfolio being in proportion to the amount of its investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Management Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Management Agreement.

     The Management Agreement provides that the Manager may render services to others. DSIL may employ, at its own expense, or may request that the Portfolio employ (subject to the requirements of the 1940 Act) one or more subadvisers or submanagers, subject to DSIL's supervision. The Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the outstanding voting securities in the Portfolio (with the vote of each investor in the Portfolio being in proportion to the amount of its investment) or by a vote of a majority of its Board of Trustees, or by the Manager, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     Under the Management Agreement between the Portfolio and DSIL, DSIL's fee for advisory services to the Portfolio is 0.20% of the average daily net assets of the Portfolio. DSIL also provides administrative services to the Portfolio under the Management Agreement.

     DSIL is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, New York 10012, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The names of the members of DSIL and their relationship to the Portfolio, if any, are as follows: Amy L. Domini, Chair of the Board and President of the Portfolio, the Manager, President, and Chief Executive Officer of DSIL; Steven D. Lydenberg, Vice President of the Portfolio and Principal of DSIL; James E. Brooks; Domini Holdings LLC; and Committed Capital, LLC.

     SSgA manages the assets of the Portfolio pursuant to a written Submanagement Agreement. The Submanager furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Submanagement Agreement will continue in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority vote of the outstanding voting securities in the Portfolio at a meeting called for the purpose of voting on the Submanagement Agreement (with the vote of each being in proportion to the amount of its investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Submanagement Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Submanagement Agreement.

     SSgA is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. The address of SSgA and each of the principal executive officers and directors of SSgA is Two International Place, Boston, MA 02110.

     The Submanagement Agreement provides that the Submanager may render services to others. The Submanagement Agreement is terminable without penalty upon not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the outstanding voting securities in the Portfolio (with the vote of each being in proportion to the amount of their investment) or by a vote of the majority of its Board of Trustees, or by the Manager with the consent of the Trustees and may be terminated by the Submanager on not less than 90 days' written notice to the Manager and the Trustees, and will automatically terminate in the event of its assignment. The Submanagement Agreement provides that the Submanager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard for its or their obligations and duties under the Submanagement Agreement.

     Under the Submanagement Agreement, DSIL pays SSgA an annual investment submanagement fee equal to the greater of $300,000 or the fee based on the following schedule:

            0.02% of the first $1 billion of net assets managed
            0.01% of the next $1 billion of net assets managed
            0.0075% of net assets managed in excess of $2 billion

     On October 22, 1997, DSIL entered into a submanagement agreement with Mellon Equity Associates pursuant to which it paid Mellon Equity Associates a submanagement fee equal on an annual basis to 0.10% of the average daily net assets of the Portfolio until November 15, 1999. From November 15, 1999 until December 31, 2000, DSIL paid Mellon Equity Associates, LLP (the survivor of a merger with Mellon Equity Associates) a submanagement fee equal on an annual basis to 0.07% of the average daily net assets of the Portfolio.

     For the fiscal years ended July 31, 2002, July 31, 2001 and July 31, 2000, the Portfolio incurred approximately $2,890,322, $3,644,328 and $3,257,616, respectively, in management fees pursuant to its Management Agreement with DSIL.

TRANSFER AGENT AND CUSTODIAN

     The Portfolio has entered into a Transfer Agency Agreement with Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02116, pursuant to which IBT acts as transfer agent for the Portfolio. The Portfolio also has entered into a Custodian Agreement with IBT pursuant to which IBT acts as custodian for the Portfolio. The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held by the Portfolio may be deposited into certain securities depositaries. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions.

INDEPENDENT AUDITORS

     KPMG LLP, 99 High Street, Boston, MA 02110, are the independent auditors for the Portfolio, providing audit services, tax return preparation, and reviews with respect to the preparation of filings with the SEC.

CODES OF ETHICS

     The Portfolio, DSIL, DSILD and SSgA have each adopted a Code of Ethics (collectively, the "Codes of Ethics") under Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Portfolio. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

EXPENSES

     The Portfolio is responsible for all of its expenses, including the compensation of its Trustees who are not interested persons of the Portfolio; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; and expenses of calculating the net asset value of the Portfolio.

     The Portfolio will also pay the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and commissions; expenses of meetings of investors; and the investment management fees payable to the Manager.

Item 16.  Brokerage Allocation and Other Practices.
---------------------------------------------------

     Specific decisions to purchase or sell securities for the Portfolio are made by portfolio managers who are employees of the Submanager and who are appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The portfolio managers of the Portfolio may serve other clients of the Submanager in a similar capacity.

     The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Submanager attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of the Portfolio and other clients of the Submanager on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Submanager normally seeks to deal directly with the primary market makers, unless in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Submanager on the tender of the Portfolio's securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Submanager. At present no other recapture arrangements are in effect. Consistent with the foregoing primary consideration, the Conduct Rules of the National Association of Securities Dealers, Inc. and such other policies as the

Trustees of the Portfolio may determine, the Submanager may consider sales of securities of investors in the Portfolio as a factor in the selection of broker-dealers to execute the Portfolio's securities transactions. The Portfolio will not engage in brokerage transactions with the Manager or the Submanager or any of their respective affiliates or any affiliate of the Portfolio.

     Under the Submanagement Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, the Submanager may cause the Portfolio to pay a broker-dealer acting on an agency basis which provides brokerage and research services to the Submanager or the Manager an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if the Submanager determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Submanager's or the Manager's overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

     The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto such as clearance and settlement. However, because of the Portfolio's policy of investing in accordance with the Index, the Submanager and the Manager currently intend to make only a limited use of such brokerage and research services.

     Although commissions paid on every transaction will, in the judgment of the Submanager, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Submanager's or the Manager's other clients, in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement. Certain broker-dealers may be willing to furnish statistical, research and other factual information or services to the Submanager or the Manager for no consideration other than brokerage or underwriting commissions.

     The Submanager and the Manager attempt to evaluate the quality of research provided by brokers. The Submanager and the Manager sometimes use evaluations resulting from this effort as a consideration in the selection of brokers to execute portfolio transactions. However, neither the Submanager nor the Manager is able to quantify the amount of commissions which are paid as a result of such research because a substantial number of transactions are effected through brokers which provide research but which are selected principally because of their execution capabilities.

     The fees that the Portfolio pays to the Submanager and the Manager will not be reduced as a consequence of the Portfolio's receipt of brokerage and research services. To the extent the Portfolio's securities transactions are used to obtain brokerage and research services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid for such portfolio transactions and research, by an amount which cannot be presently determined. Such services may be useful and of value to the Submanager or the Manager in serving both the Portfolio and other clients and, conversely, such services obtained by the placement of brokerage business of other clients may be useful to the Submanager or the Manager in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Submanager or the Manager, the Submanager or the Manager would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff. For the fiscal years ended July 31, 2002, July 31, 2001 and July 31, 2000, the Portfolio paid brokerage commissions of $148,244, $195,195 and $256,045, respectively.

     In certain instances there may be securities which are suitable for the Portfolio as well as for one or more of the Submanager's or the Manager's other clients. Investment decisions for the Portfolio and for the Submanager's or the Manager's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will produce better executions for the Portfolio.

Item 17.  Capital Stock and Other Securities.
---------------------------------------------

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred.

     Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so, and in such event, the other investors in the Portfolio would not be able to elect any Trustee.

     The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to remove one or more Trustees under certain circumstances.

     The Portfolio may, without investor approval, change its form of organization, reorganize the Portfolio into a newly created entity or a newly created series of an existing entity, or incorporate the Portfolio as a newly created entity. If recommended by the Trustees, the Portfolio may merge or consolidate or may sell, lease or exchange all or substantially all of its assets if authorized at any meeting of investors by a vote of the "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by written consent, without a meeting, of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolio. The Portfolio may be terminated at any time by a vote of investors or by the Trustees by written notice to the Portfolio's investors. If not so terminated, the Portfolio will continue indefinitely. Except in limited circumstances, the Trustees may, without any investor vote, amend or otherwise supplement the Portfolio's Declaration of Trust.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Item 18.  Purchase, Redemption and Pricing of Securities.
---------------------------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The net asset value of the Portfolio is determined each day on which the NYSE is open for trading ("Portfolio Business Day"). As of the date of this Registration Statement, the NYSE is open for trading every weekday except in an emergency and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value is made once during each Portfolio Business Day as of the close of regular trading of the NYSE by deducting the amount of the Portfolio's liabilities, including expenses payable or accrued, from the value of its assets. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase order or request for withdrawal.


     Securities listed or traded on national securities exchanges are valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price which represents the current value of the security. Securities listed on the NASDAQ National Market System are valued using the NASDAQ Official Closing Price (the "NOCP"). If an NOCP is not available for a security listed on the NASDAQ National Market System, the security will be valued at the last sale price or, if there have been no sales that day, at the mean of the current bid and ask price. Options and futures contracts are normally valued at the settlement price on the exchange on which they are traded.


     Securities that are primarily traded on foreign exchanges generally are valued at the closing price of such securities on their respective exchanges, except that if the Manager or the Submanager, as applicable, is of the opinion that such price would result in an inappropriate value for a security, including as a result of an occurrence subsequent to the time a value was so established, then the fair value of those securities may be determined by consideration of other factors by or under the direction of the Board of Trustees of the Portfolio or its delegates. In valuing assets, prices denominated in foreign currencies are converted to U.S. dollar equivalents at the current exchange rate.

     Short-term obligations with remaining maturities of less than 60 days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio. Amortized cost involves valuing an instrument at its original cost to the Portfolio and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

     Portfolio securities (other than short-term obligations with remaining maturities of less than 60 days) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolio's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (a) the fundamental analytical data relating to the investment, (b) the nature and duration of restrictions on disposition of the securities and (c) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

     Interest income on short-term obligations held by the Portfolio is determined on the basis of interest accrued less amortization of premium.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the close of each Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (a) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on that Portfolio Business day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected as of the close of business on such day and (b) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business on the following Portfolio Business Day.

Item 19.  Taxation of the Portfolio.
------------------------------------

     The Portfolio is organized as a trust under New York law. As such, the Portfolio expects it will be eligible to elect to be treated as a partnership for federal income tax purposes with the result that it will not be subject to any federal income tax and, under the anticipated method of operation of the Portfolio, distributions from the Portfolio should not generate any taxable gain to an investor. However, each investor in the Portfolio must take into account its share (as determined in accordance with the Portfolio's governing instruments) of the Portfolio's ordinary income, gains, losses, deductions, credits and other items in determining its income tax liability without regard to whether it has received any distributions from the Portfolio.

     The Portfolio's taxable year-end is currently July 31. Although the Portfolio will not be subject to federal income tax, it will file a federal information income tax return upon which it will report its income, gain, loss, deductions and credits for its taxable year.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invests all of its assets in the Portfolio. Generally, the Portfolio believes that for purposes of determining whether such an investor in the Portfolio satisfies the income and diversification requirements to maintain its status as a regulated investment company, such investor will be deemed to own a proportionate share of the Portfolio's assets and will take into account the Portfolio's income or loss attributable to that share.

     There are certain tax issues which will be relevant to only certain investors; for example, investors which are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

     The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

Item 20. Underwriters.
----------------------

     The exclusive placement agent for the Portfolio is DSIL Investment Services LLC. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.  Calculation of Performance Data.
------------------------------------------

     Not applicable.

Item 22.  Financial Statements.
-------------------------------


     The financial statements contained in the Portfolio's Annual Report for the fiscal year ended July 31, 2002 and in the Portfolio's Semi-Annual Report for the six months ended January 31, 2003, in each case, as filed with the SEC via the EDGAR System (Accession Numbers 0000950136-02-002812 and 0000950136-03-000805), are hereby incorporated by reference into this Part B.

                                     PART C

Item 23.  Exhibits


****        a        Second Amended and Restated Declaration of Trust of the
                     Registrant

****        b        Amended and Restated By-Laws of the Registrant

*           d(1)     Management Agreement between the Registrant and Domini
                     Social Investments LLC ("DSIL")

****        d(2)     Submanagement Agreement between DSIL and SSgA Funds
                     Management, Inc. ("SSgA")

**          e        Placement Agency Agreement with DSIL Investment Services
                     LLC ("DSILD"), as placement agent

*           g        Custodian Agreement between the Registrant and Investors
                     Bank & Trust Company, as custodian and transfer agent

***         p(1)     Code of Ethics of the Registrant, Domini Social Investment
                     Trust and Domini Institutional Trust

*****       p(2)     Code of Ethics of DSIL and DSILD

****        p(3)     Code of Ethics of SSgA

-----------------------

* Incorporated by reference from Amendment No. 8 to the Registrant's Registration Statement as filed with the SEC on October 22, 1997.
** Incorporated by reference from Amendment No. 10 to the Registrant's Registration Statement as filed with the SEC on November 30, 1999.
*** Incorporated by reference from Amendment No. 11 to the Registrant's Registration Statement as filed with the SEC on November 28, 2000.
**** Incorporated by reference from Amendment No. 13 to the Registrant's Registration Statement as filed with the SEC on May 29, 2001.
***** Incorporated by reference from Amendment No. 15 to the Registrant's Registration Statement as filed with the SEC on June 28, 2002.

Item 24.  Persons Controlled by or under Common Control with Registrant

     Not applicable.

Item 25.  Indemnification

     Reference is hereby made to Article V of the Registrant's Second Amended and Restated Declaration of Trust incorporated herein by reference.

     The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

Item 26.  Business and Other Connections of Investment Adviser

     Domini Social Investments LLC ("DSIL") is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, New York 10012, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The members of DSIL are James E. Brooks; Amy L. Domini; Steven D. Lydenberg; Committed Capital, LLC; and Domini Holdings LLC. The officers of DSIL are Amy L. Domini and Carole M. Laible.


                                Other Business, Profession, Vocation
                                  or Employment During the Past Two
    Name                                   Fiscal Years                   Principal Business Address

James E. Brooks                President, Equity Resources Group,           Four Arlington Street
                               Inc. (real estate investment)                Cambridge, MA 02140

Amy L. Domini                  Private Trustee, Loring, Wolcott &          230 Congress Street
                               Coolidge (fiduciary)                         Boston, MA 02110

                               Member, Board of Managers, DSIL              536 Broadway, 7th Floor
                               Investment Services LLC (broker-            New York, NY 10012
                               dealer)

Carole M. Laible               President, CEO, Chief Compliance             536 Broadway, 7th Floor
                               Officer, Chief Financial Officer,            New York, NY 10012
                               Secretary and Treasurer, DSIL
                               Investment Services  LLC
                               (broker-dealer)

Steven D. Lydenberg            Director, KLD Research & Analytics,          530 Atlantic Avenue, 7th Floor
                               Inc. (social research provider);             Boston, MA 02210
                               Director of Research, KLD Research &
                               Analytics, Inc. (until 2001)

Committed Capital, LLC         N/A                                          8 Oak Drive
                                                                            Sherman, CT 06784


Domini Holdings LLC            N/A                                          536 Broadway, 7th Floor
                                                                            New York, NY 10012

     SSgA Funds Management, Inc. ("SSgA") is a wholly-owned subsidiary of State Street Corporation, with its main offices at Two International Place, Boston, MA 02110. SSgA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The directors and officers of SSgA are:


Name and Capacity             Other Business, Profession, Vocation or          Principal Business Address
   with SSgA                Employment During the Past Two Fiscal Years

Agustin Fleites              Senior Principal, State Street Global Advisors,    Two International Place
President & Director         a division of State Street Bank and Trust          Boston, MA  02110
                             Company; Senior Principal, State Street Global
                             Markets, LLC, Boston, MA

Thomas P. Kelly              Principal and Comptroller, State Street Global     Two International Place
Treasurer                    Advisors, a division of State Street Bank and      Boston, MA  02110
                             Trust Company



Name and Capacity             Other Business, Profession, Vocation or          Principal Business Address
   with SSgA                Employment During the Past Two Fiscal Years

Mark J. Duggan               Principal and Associate Counsel, State Street      Two International Place
Chief Legal Officer          Global Advisors, a division of State Street Bank   Boston, MA  02110
                             and Trust Company

Peter A. Ambrosini           Senior Principal and Chief Compliance and Risk     Two International Place
Chief Compliance Officer     Management Officer, State Street Global            Boston, MA  02110
                             Advisors, a division of State Street Bank and
                             Trust Company; from 9/85 to 2/01, Managing
                             Director, PricewaterhouseCoopers Regulatory
                             Consulting Group, Boston, MA

Timothy Harbert              Executive Vice President, State Street Bank and    Two International Place
Director                     Trust Company; Chairman and Chief Executive        Boston, MA  02110
                             Officer, State Street Global Advisors, a
                             division of State Street Bank and Trust Company

Mitchell H. Shames           Senior Principal and Chief Counsel, State Street   Two International Place
Director                     Global Advisors, a division of State Street Bank   Boston, MA  02110
                             and Trust Company

Item 27.  Principal Underwriters

     (a) DSIL Investment Services LLC is the placement agent for the Registrant. DSIL Investment Services LLC serves as the distributor for the following other registered investment companies: Domini Social Equity Fund, Domini Social Bond Fund and Domini Institutional Social Equity Fund.
     (b) The information required by this Item 27 with respect to each manager or officer of DSIL Investment Services LLC is incorporated herein by reference from Schedule A of Form BD (File No. 008-44763) as filed by DSIL Investment Services LLC pursuant to the Securities Exchange Act of 1934, as amended.
     (c)  Not applicable.

Item 28.  Location of Accounts and Records

     The accounts and records of the Registrant are located, in whole or in part, at the offices of the Registrant and at the following locations:

Name:                                                Address:

Domini Social Investments LLC                        536 Broadway, 7th Floor
(manager)                                            New York, NY 10012

SSgA Funds Management, Inc.                          Two International Place
(submanager)                                         Boston, MA 02110

DSIL Investment Services LLC                         536 Broadway, 7th Floor
(placement agent)                                    New York, NY 10012

Investors Bank & Trust Company                       200 Clarendon Street
(custodian and transfer agent)                       Boston, MA 02116

Item 29.  Management Services

     Not applicable.

Item 30.  Undertakings

     Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York on the 23rd day of May 2003.

                                   DOMINI SOCIAL INDEX PORTFOLIO

                                   By:  /s/ Amy L. Domini
                                        ------------------------------
                                        Amy L. Domini
                                        President

                               INDEX TO EXHIBITS


                                      NONE